UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 13, 2018

ADVANCED BIOENERGY, LLC
(Exact name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)
763-226-2701
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement

Financing Agreement for Grain Storage Project at Aberdeen, South Dakota Plant.

On March 13, 2018, Advanced Bioenergy, LLC, through its subsidiary, ABE South Dakota, LLC, (collectively the “Company”) entered into a (i) Second Amendment to the Master Credit Agreement and (ii) a Fourth Supplement to the Master Credit Agreement, in each case with AgCountry Farm Credit Services, PCA to provide financing for the construction of a grain receiving and storage facility at the Company’s ethanol plant in Aberdeen, South Dakota.  The agreement provides $5.0 million of financing in the form of a multiple advance credit facility.  The loan will accrue interest at a rate equal to LIBOR plus a margin of 3.50%.  The Company will make quarterly interest payments on the facility during the construction period and quarterly payments of $250,000 in principal along with accrued interest beginning three months from project completion.  The agreements also temporarily amend the Capital Expenditures Covenant for each of the years ending September 30, 2018 and 2019 to an amount not to exceed $6.0 million per year.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 15, 2018, the Company held its Regular Meeting of Members (the “Regular Meeting”).  Of the Company’s 25,410,851 membership units outstanding and entitled to vote at the Regular Meeting, 15,866,570 membership units or 62.4% were present either in person or by proxy.

The following describes the matters considered by the Company’s members at the Regular Meeting, as well as the final results of the votes cast at the meeting.

1.	To set at seven the number of directors to be elected for a term of one year or until their successors are elected and qualified.

For	Against	Abstain
15,481,394	166,724	218,452

2.	To elect seven directors to serve for a period of one year or until their successors are elected and qualified.

Nominee	For	Withhold
Theodore J. Christianson	15,083,387	783,183
Daniel R. Kueter	15,083,387	783,183
Charles M. Miller	15,071,918	794,652
Troy L. Otte	15,055,658	810,912
J.D. Schlieman	15,678,937	187,633
Richard R. Peterson	15,041,214	825,356
Brian D. Thome	15,680,481	186,089

3.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018.

For	Against	Abstain
14,789,427	182,512	894,631

4.	To cast a non-binding advisory vote approving executive compensation.

For	Against	Abstain
14,516,009	719,083	631,478

As a result, each nominee listed in Proposal 2 was elected as a director of the Company and Proposals 1, 3 and 4 were approved.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are attached:

Exhibit No	Exhibits
10.1	Fourth Supplement dated as of March 13, 2018 to the Master Credit Agreement between ABE South Dakota, LLC and AgCountry Farm Services, PCA.
10.2	Second Amendment, dated as of the March 13, 2018, to the Master Credit Agreement between ABE South Dakota, LLC and AgCountry Farm Services, PCA.
10.3	Form of Construction and Term Note from ABE South Dakota LLC to AgCountry Farm Services, PCA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:  /s/ Richard R. Peterson

       Richard R. Peterson
       President, Chief Executive Officer and

       Chief Financial Officer

Date:   March 19, 2018